Exhibit 4.4

[FORM OF GLOBAL IDS]

THIS SECURITY IS A GLOBAL INCOME DEPOSIT SECURITY (“IDS”) AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

EACH IDS CONSISTS OF $             PRINCIPAL AMOUNT OF THE         % NOTES DUE 2013 (THE “NOTES”) OF AMERICAN SEAFOODS CORPORATION (THE “COMPANY”). AND ONE SHARE OF COMMON STOCK, $0.01 PAR VALUE, OF THE COMPANY (THE “COMMON STOCK”). THE COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

AMERICAN SEAFOODS CORPORATION

         IDSs

No. 1	CUSIP NO.
ISIN:

American Seafoods Corporation, a Delaware corporation (the “Company”), hereby certifies that Cede & Co., or registered assigns, is the owner of              Income Deposit Securities (“IDSs”).

Each IDS consists of $             principal amount of     % notes due 2013 of the Company (the “Notes”) and one share of common stock, par value $0.01 per share of the Company (the “Common Stock”). The global Note and global Common Stock certificate constituting part of this IDSs Certificate are each attached hereto. The terms of the Notes are governed by an Indenture (the “Indenture”) dated as of             , 2003, among the Company, the Guarantors named therein and      as trustee (the “Trustee”), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this IDSs Certificate consents by acceptance hereof. The Company will furnish to any holder of this IDSs Certificate upon written request and without charge a copy of the Indenture.

This IDSs Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Automatic Separation:

Each IDS will automatically separate into one (1) share of Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Common Stock) and $             principal amount of Notes upon the (i) maturity of the Notes, (ii) redemption of the Notes, or (iii) repurchase of the Notes underlying such IDS.

In addition, upon a notice by the Company of the issuance by the Company of additional Notes pursuant to Section              of the Indenture (“New Notes”) (i) the IDSs represented by this Certificate will be automatically separated into the Common Stock and the Notes represented hereby, (ii) this Certificate shall be canceled, and (iii) a new IDS Certificate(s) will be issued to the holder of this Certificate representing the same number of IDSs (“New IDSs”). Each New IDS will consist of one share of Common Stock and $             principal amount of a combination of the Notes and New Notes in proportion to the aggregate principal balances thereof.

Voluntary Separation:

The registered holder of this Certificate is entitled, at any time and from time to time, on or after             , 2004, to separate the IDSs represented by this Certificate or any portion thereof for one (1) share of Common Stock (subject to adjustments in case of

stock split, stock dividend or reclassification of the Common Stock) and $              principal amount of Notes for each IDS.

Recombination:

Any holder of Common Stock and Notes is entitled at any time to combine such holder’s Common Stock and Notes to form IDSs.

[Remainder of Page Intentionally Left Blank]

Dated:             , 2003

AMERICAN SEAFOODS CORPORATION

By:
Name: Title:

Countersigned and registered:

 as Transfer Agent and Registrar

By:
Name: Title:

4